                                                         Exhibit 2



                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              PC CONNECTION, INC.

                                PC HOLDCO, INC.

                                      AND

                              PC TRANSITORY CORP.


                               December 29, 1999

                               TABLE OF CONTENTS

                                                                     Page

                                   ARTICLE I
                                  THE MERGER
SECTION 1.1    THE MERGER..........................................   2

SECTION 1.2    EFFECTIVE DATE......................................   2

SECTION 1.3    CERTIFICATE OF INCORPORATION........................   2

SECTION 1.4    BYLAWS..............................................   3

SECTION 1.5    DIRECTORS...........................................   3

SECTION 1.6    OFFICERS............................................   3

SECTION 1.7    ADDITIONAL ACTIONS..................................   3

SECTION 1.8    CONVERSION OF SECURITIES............................   4

SECTION 1.9    NO SURRENDER OF CERTIFICATES........................   4

                                  ARTICLE II
               ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

SECTION 2.1    ASSUMPTION OF STOCK INCENTIVE PLAN..................   4

SECTION 2.2    RESERVATION OF SHARES...............................   5

                                 ARTICLE III
                             CONDITIONS OF MERGER

SECTION 3.1    CONDITIONS PRECEDENT................................   5

                                  ARTICLE IV
                                   COVENANTS

SECTION 4.1    ELECTION OF DIRECTORS...............................   5

SECTION 4.2    LISTING OF HOLDING COMPANY COMMON STOCK.............   6

SECTION 4.3    STOCK INCENTIVE PLAN................................   6

                                  ARTICLE V
                           TERMINATION AND AMENDMENT

SECTION 5.1    TERMINATION.........................................   6

SECTION 5.2    AMENDMENTS..........................................   6

                                  ARTICLE VI
                           MISCELLANEOUS PROVISIONS

SECTION 6.1    GOVERNING LAW.......................................   6

SECTION 6.2    COUNTERPARTS........................................   7

SECTION 6.3    ENTIRE AGREEMENT....................................   7

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), entered into as of December 29, 1999, by and among PC Connection, Inc., a Delaware corporation (the "Company"), PC Holdco, Inc., a Delaware corporation ("Holding") and a wholly owned subsidiary of the Company, and PC Transitory Corp. a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Holding.


                            PRELIMINARY STATEMENTS

     1. The Company's authorized capital stock consists of (i) 30,000,000 shares of common stock, $.01 par value per share (the "Company Common Stock"), of which as of December 27, 1999, 15,740,895 shares were issued and outstanding and no shares were held in the Company's treasury; and (ii) 7,500,000 shares of preferred stock, $.01 par value per share, none of which is currently outstanding.

     2.   As of the date hereof, Holding's authorized capital stock consists of
(i) 30,000,000 shares of common stock, $.01 par value per share (the "Holding Common Stock"), of which 100 shares are issued and outstanding and owned by the Company and no shares are held in treasury, and (ii) 7,500,000 shares of preferred stock, $.01 par value per share, none of which are outstanding.

     3. As of the date hereof, Merger Sub has an authorized capital stock consisting of 100 shares of common stock, $.01 par value per share (the "Merger Sub Common Stock"), of which 100 shares are issued and outstanding on the date hereof and owned by Holding.

     4. The designations, rights and preferences, and the qualifications, limitations and restrictions of the Holding Common Stock are the same as those of the Company Common Stock.

     5. The Certificate of Incorporation of Holding (the "Holding Charter") and the Bylaws of Holding (the "Holding Bylaws") in effect immediately after the Effective Date (as hereinafter defined) will contain provisions identical to the Amended and Restated Certificate of Incorporation of the Company (the "Company Charter") and Bylaws of the Company (the "Company Bylaws") in effect immediately before the Effective Time (as defined below) (other than as required by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

     6. The directors and substantially all of the officers of the Company immediately prior to the Merger (as defined below) will be the directors and officer of Holding as of the Effective Time.

     7. Holding and Merger Sub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated.

     8. The Company desires to create a new holding company structure by merging Merger Sub with and into the Company, with (a) the Company continuing as the surviving corporation of such merger and (b) each outstanding share (or any fraction thereof) of Company Common Stock being converted in such merger into a like number of shares of Holding Common Stock, all in accordance with the terms of this Agreement (the "Merger").

     9. The boards of directors of Holding, Merger Sub and the Company, the Company, in its capacity as the sole stockholder of Holding, and Holding, in its capacity as the sole stockholder of Merger Sub, have approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holding and Merger Sub hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

     SECTION 1.1 THE MERGER. In accordance with Section 251(g) of the DGCL and subject to, and upon the terms and conditions of, this Agreement, Merger Sub shall, at the Effective Time, be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the effects of the Merger shall be as provided in Section 259 of the DGCL.

     SECTION 1.2 EFFECTIVE DATE. As soon as practicable on or after the date hereof, the parties shall file this Agreement, executed and certified in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective as of 12:01 a.m., Eastern Daylight Time, on January 1, 2000 (the "Effective Time").

     SECTION 1.3 CERTIFICATE OF INCORPORATION. From and after the Effective Time, the Company's Charter, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation's Charter") until thereafter amended as provided therein or by the DGCL, except as follows:

          (a) Article Fourth thereof shall be amended so as to read in its entirety as follows:

          "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100 shares of common stock, $.01 par value per share."

          (b) A new Article Thirteenth shall be added thereto which shall be and read in its entirety as follows:

          "Thirteenth. Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of PC Connection Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation, as the case may be."

     SECTION 1.4 BYLAWS. From and after the Effective Time, the Merger Sub Bylaws, as in effect immediately prior to the Effective Time, shall constitute the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     SECTION 1.5 DIRECTORS. The directors of the Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will continue to hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and Bylaws, or as otherwise provided by law.

     SECTION 1.6 OFFICERS. The officers of the Merger Sub in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and Bylaws, or as otherwise provided by law.

     SECTION 1.7 ADDITIONAL ACTIONS. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful actions which may be necessary or appropriate in order to effectuate the Merger, which shall include executing and delivering an Assumption Agreement (as hereinafter defined), effective upon the Merger, in such form as the Company and Holding determine to be appropriate to evidence the Company's assignment to and Holding's assumption of such rights, interests, obligations and liabilities as the Company and Holding determine to be appropriate. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, time or interest in, to or under any of the rights, properties or assets of either of Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.8 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Holding, Merger Sub, the Company or the holder of any of the following securities:

          (a) Conversion of Company Common Stock.  Each share of Company Common
              ----------------------------------
Stock (or fraction of a share of Company Common Stock) issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Holding Common Stock.

          (b) Conversion of Capital Stock of Merger Sub.  Each share of Merger
              -----------------------------------------
Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.

          (c) Cancellation of Capital Stock of Holding.  Each share of Holding
              ----------------------------------------
Common Stock that is owned by the Company immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

          (d) Rights of Certificate Holders.  From and after the Effective Time,
              -----------------------------
holders of Certificates formerly evidencing Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law; except, however, that such holders shall have the rights set forth in Section
1.9 herein.

     SECTION 1.9 NO SURRENDER OF CERTIFICATES. Until thereafter surrendered for transfer or exchange, each outstanding stock certificate that, immediately prior to the Effective Time, evidenced Company Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Holding Common Stock into which such shares of Company Common Stock were converted pursuant to the provisions of Section 1.8(a) herein.

                                  ARTICLE II
               ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

     SECTION 2.1 ASSUMPTION OF STOCK INCENTIVE PLAN. Holding and the Company shall, as of the Effective Time, execute, acknowledge and deliver an assignment and assumption agreement (the "Assumption Agreement") pursuant to which Holding will, from and after the Effective Time, assume and agree to perform all obligations of the Company pursuant to the Company's 1993 Incentive and Non-Statutory Stock Option Plan (the "1993 Plan") Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan") and 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan").The 1993 Plan, the 1997 Plan and the 1997 Purchase Plan shall be collectively referred to as the "Option Plans". As of the Effective Time, each option to purchase a share of Company Common Stock which has been granted and is then outstanding and unexercised under the 1993 Plan and the 1997 Plan ("Existing Stock Option") shall be converted into an option to purchase one share of Holding Common Stock at the same exercise price, for the same period and subject to substantially the same terms and conditions including any stockholder approval which may be required with respect to the 1993 Plan and 1997 Plan applicable to the relevant Existing Stock Option ("Substitute Option"); provided, however, that after the Effective Time no exercise shall occur unless and until the holder of the Existing Option shall have executed and delivered to Holding an instrument in such form as Holding may prescribe to evidence his or her acceptance of the terms and conditions of the Substitute Option.

     SECTION 2.2 RESERVATION OF SHARES. On or prior to the Effective Time, Holding shall reserve sufficient authorized but unissued shares of Holding Common Stock to provide for the issuance of Holding Common Stock upon the exercise of options payable and outstanding under the Option Plans, as assumed by Holding.

                                  ARTICLE III
                             CONDITIONS OF MERGER

     SECTION 3.1 CONDITIONS PRECEDENT. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto of each of the following conditions:

          (a) Prior to the Effective Time, the Holding Common Stock to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the Nasdaq Stock Market ("Nasdaq").

          (b) Prior to the Effective Time, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

                                  ARTICLE IV
                                   COVENANTS

     SECTION 4.1 ELECTION OF DIRECTORS. The Company, in its capacity as the sole stockholder of Holding, shall elect each person who is then a member of the board of directors of the Company as a director of Holding (and to be the only directors of Holding), each of whom shall serve until the next annual meeting of shareholders of Holding and until his successor shall have been elected and qualified or until such director's early resignation or removal.

     SECTION 4.2 LISTING OF HOLDING COMPANY COMMON STOCK. Holding shall use its best efforts to obtain, at or before the Effective Time, authorization to list on

Nasdaq, upon official notice of issuance, Holding Common Stock issuable pursuant to the Merger.

     SECTION 4.3 STOCK PLANS. The Company and Holding shall take or cause to be taken all actions necessary or desirable in order for Holding to assume the Option Plans and the Purchase Plan.

                                   ARTICLE V
                           TERMINATION AND AMENDMENT

     SECTION 5.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the board of directors of the Company, Holding or Merger Sub if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, Holding or Merger Sub nor their respective stockholders, directors or officers shall have any liability or rights with respect to such termination and abandonment.

     SECTION 5.2 AMENDMENTS. This Agreement may be supplemented, amended or modified by the mutual consent of the boards of directors of the parties to this Agreement; provided, however, that, any amendment effected subsequent to stockholder approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

                                  ARTICLE VI
                           MISCELLANEOUS PROVISIONS

     SECTION 6.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     SECTION 6.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     SECTION 6.3 ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     IN WITNESS WHEREOF, Holding, Merger Sub and the Company have caused this Agreement to be executed as of the date first above written above by the respective officers thereunto duly authorized.

                              PC CONNECTION, INC.


                              By: /s/ Patricia Gallup
                                 ----------------------------------

                              Name:________________________________

                              Title:_______________________________


                              PC HOLDCO, INC.


                              By: /s/ Patricia Gallup
                                 ----------------------------------

                              Name:________________________________

                              Title:_______________________________


                              PC TRANSITORY CORP.


                              By:   /s/ Robert F. Wilkins
                                 ----------------------------------

                              Name:________________________________

                              Title:_______________________________